Exhibit 10.118

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT dated as of September 30, 2013 (this "Agreement"), by DR. ERIC ROSENBERG (the "Seller"), and Stephen B. Schott, who address is 3569 East View Drive, Lafayette, CA 94549 (the "Purchaser"). Each of the Seller and the Purchaser is also herein referred to as a "Party" and collectively as the "Parties".

The Seller is the legal and beneficial owner and holder in due course of a Convertible Debenture dated February 1, 2012 in the principal amount of U.S. $52,500.00 (the "Debenture") issued by VG LIFE SCIENCES, INC., formerly known as Viral Genetics, Inc., a Delaware corporation ("VG"). The Seller desires to sell the Debenture to the Purchaser and the Purchaser desires to purchase the Debenture from Seller, upon the terms, conditions and provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Seller and the Purchaser hereby agree as follows:

1. Title to Debenture. (a) The Seller represents and warrants to the Purchaser that (i) attached hereto is a true, correct and complete copy of the Debenture; (ii) the Seller has good and marketable title to the Debenture and is the holder in due course of the Debenture; (iii) the Seller has not pledged the Debenture or granted any security interest, charge or lien or other encumbrance in or to the Debenture of any nature whatsoever (the "Liens").

(b) The Seller further represents and warrants to the Purchaser that the Seller has not received any payments of principal or interest on the Debenture from VG and has not released VG from any of its obligations under the Debenture,

(c) The Seller agrees that the title and ownership to the Debenture will pass to the Purchaser upon the execution and delivery of this Agreement and the assumption of the obligations of the Purchaser to pay the Purchase Price, whereupon the Purchaser shall become a holder in due course of the Debenture.

2. Purchase Price. The Seller agrees to sell the Debenture to the Purchaser and the Purchaser agrees to Purchase the Debenture by making a single payment to the Seller for the total purchase price of U.S. $52,500.00 (the "Purchase Price").

3. Payment of Purchase Price. {a) The Purchaser will pay the balance of the note to the Seller via check.

(b) Upon execution of this Agreement, the Seller will send the original version of the Debenture to the Purchaser.

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(d) The Seller represents and warrants to the Purchaser that the Purchaser is acquiring all of the Seller's right, title and interest in and to the Debenture free and clear of any and all Liens and all of the Seller's right, title and interest in and to all claims, actions and rights against VG related to or arising out of the Debenture.

4. VG. The Seller acknowledges and agrees that upon the payment of the Purchase Price as provided for herein, the Seller will not have any claim against VG arising out of or relating to the Debenture or otherwise.

5. Mutual Representations and Warranties. Each of the Purchaser and the Seller hereby represents and warrants to the other that (a) it has the full legal capacity, power, ability and authority (corporate or individual, as applicable) to execute and deliver this Agreement and to perform its obligations hereunder; (b) in the case of the Purchaser only, the execution, delivery and performance of this Agreement has been duly authorized by it in accordance with all requisite corporate power and authority; as applicable, (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency and other similar laws affecting the enforcement of creditors' rights generally and that enforcement may be limited by general principles of equity; (d) its execution, delivery and performance of this Agreement does not violate, contravene or cause a breach of, or default under, any contract or agreement to which it is a party, or violate any decree, order or judgment to which it is a party or by which it or its properties or assets are bound or any law or regulation applicable to it; and (e) no consent from, filing with, or notice to any person or entity is required to be made or obtained by it in connection with its execution, delivery and performance of this Agreement.

6. Expenses. Each Party shall bear its own costs and expenses incurred in connection with its negotiation, execution and delivery of this Agreement, including, without limitation, the fees and disbursements of its legal counsel.

7. Notices. Any and all notices, consents, instructions and other communications which are required or permitted to be given hereunder or made by one Party hereto to the other Party hereto pursuant to this Agreement shall be in writing and given as follows: (a) by personal delivery; (b) by facsimile; or (c) by overnight delivery by a recognized express courier company at the following respective addresses or facsimile numbers, set forth below:

If to the SELLER	Eric S. Rosenberg, M.D.
23 Robbins Street Milton, MA 02186

If to Purchaser	Stephen B. Schott 3569 East View Drive, Lafayette, CA 94549.

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or at such other address or facsimile number as either party hereto may designate by notice to the other Party hereto in accordance with this Section 7. All such notices, consents, demands, instructions and other communications shall be deemed given (a) on the business day delivered, if delivered, personally, (b) on the business day of the facsimile transmission if received on a business day between the hours of 9:00 a.m. and 5:00 p.m. (in the time zone of the intended recipient) or on the next business day if received after that time, in each case with an automatic machine confirmation indicating the time of receipt; or (c) on the second business day after delivery to the overnight courier service with all costs paid.

8. Remedies Cumulative; Severability. (a) All remedies, rights, and privileges available to a Party under, and in respect of, this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, whether available at law, in equity or otherwise. All such rights and remedies may be exercised singly or concurrently.

(b) The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality or enforceability or any other term or provision hereof or the validity, legality or enforceability of such term or provision in any other jurisdiction or the validity, legality or enforceability of any other term or provision of this Agreement. It is the intent of the Parties that this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the Parties agree that a court of competent jurisdiction is hereby authorized to by the Parties to modify any invalid, illegal or unenforceable term or provision to make it valid, legal and enforceable to the maximum extent permitted by applicable law.

9. Amendment; Waiver. Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the Parties hereto. No waiver by a Party of any term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other term or provision of this Agreement. Any waiver shall be limited to the specific instance for which it is given. Any course of dealing between the Parties shall not be considered an amendment or modification of this Agreement or a waiver of any term or provision thereof.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard or reference to any of its choice of laws or conflicts of laws principles which would require or permit the application of the laws of another jurisdiction.

11. Assignment, etc. This Agreement may not be assigned by either Party nor may a Party's duties or obligations hereunder be delegated without the prior written consent of the other Party. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties, their respective successors (whether by merger or consolidation, recapitalization or other similar transaction) and their permitted assignees.

12. Drafting History. In resolving any dispute or controversy arising out of or relating to this Agreement or in connection with construing any term or provision in this Agreement, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. The Parties acknowledge and agree that this Agreement was negotiated and drafted with each Party being represented by competent legal counsel of its choice and with each Party having an opportunity to participate in the drafting of the provisions hereof and shall therefore this Agreement shall be construed and interpreted as if drafted jointly by the Parties and not with any presumption against either of the Parties.

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13. Complete Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof, and it supersedes all prior and/or contemporaneous understandings and agreements among the Parties, whether oral or written, with respect to such subject matter, all of which are merged herein. There are no representations, warranties, agreements or promises between the Parties with respect to such subject matter, except those which are expressly set forth herein.

14. Headings, Counterparts. The section headings contained in this Agreement are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect upon the construction or interpretation of any term or provision hereof. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as if appropriate. References to the singular shall include the plural and vice versa This Agreement shall be effective when duly executed counterparts are executed and delivered by each of the Parties. This Agreement may be executed in multiple counterparts (and may be executed by facsimile, PDF or electronic signature, which shall constitute a legal and valid signature for purposes hereof), each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same document. The Parties acknowledge and agree that this Agreement is effective as of its specified date regardless of the fact that it is being executed by either of the Parties on another date (including a later date). Facsimile or PDF counterparts of this Agreement shall be deemed to be considered original and valid counterparts hereof.

IN WITNESS WHEREOF, each of the Seller and the Purchaser has duly executed this Agreement as of the date first written above.

Accepted and Agreed:

By /s/ Dr. Eric Rosenberg M.D.

Dr. Eric Rosenberg

By /s/ Stephen B. Schott

Stephen B. Schott

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